                                                                   EXHIBIT 10.95



                          FOURTH MODIFICATION AGREEMENT


         This FOURTH MODIFICATION AGREEMENT (this "Agreement") dated as of the ____ day of January, 2002 by and between CAPITAL SENIOR LIVING PROPERTIES, INC., a Texas corporation (hereinafter called "Borrower"), and BANK ONE, NA (successor by merger to Bank One, Texas, N.A.), as Agent (hereinafter called "Agent") for the Lenders under the Loan Agreement (as hereinafter defined);

                                   WITNESSETH:

         WHEREAS, Borrower, Agent and the Lenders (as such term is defined therein) entered into that certain 1999 Amended and Restated Loan Agreement dated April 8, 1999, as modified by Modification Agreement dated March 28, 2000, Second Modification Agreement dated August 15, 2000 and Third Modification Agreement dated March 30, 2001 (as the same may be modified, amended, restated or supplemented from time to time, the "Loan Agreement"); and

         WHEREAS, Borrower has requested and Lender has agreed to make certain revisions to the Loan Agreement as more particularly set forth below;

         NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Capitalized terms not otherwise defined herein shall have the meaning assigned to such terms in the Loan Agreement.

         2. The current outstanding principal balance of the Loan as of December 1, 2001 is $7,552,500. Neither Agent nor the Lender shall have any further obligation to make Advances.

         3. In consideration of the agreements made herein, on the date hereof Borrower shall pay Agent an appraisal fee of $4,000 and a modification fee of $12,500. On the first day of each February, May, August and November during the term of the Loan, Borrower shall pay Agent a quarterly modification fee of $3,775 unless the Property has maintained a Cash Flow Coverage of at least 1.0 to 1.0 for the prior calendar quarter. It is the responsibility of Borrower to notify Agent if Borrower is not liable for any such supplemental modification fee.

         4. The Loan Agreement is modified as follows:

                  (a) Section 1.100 is deleted and the following is substituted in lieu thereof:

                           1.100 Liquid Assets. The term "Liquid Assets" shall
                  mean unencumbered:

                                    (i) cash on hand or on deposit in banks,

                                    (ii) readily marketable securities issued by
                           the United States,

                                    (iii) readily marketable commercial paper
                           rated A-1 by Standard & Poor Corporation (or a similar rating by any similar organization that rates commercial paper),

                                    (iv) certificates of deposit issued by
                           commercial banks operating in the United States with maturities of one year or less, and

                                    (v) unrestricted stocks and bonds which are
                           traded on national securities exchanges or NASDAQ.

         (b) The following are added to Article I:

                  1.102. Anticipated Joint Venture Transaction. The term "Anticipated Joint Venture Transaction" shall mean an anticipated joint venture under negotiation as of December 26, 2001 as described to Agent and, upon consummation of the transaction, shall refer to the actual joint venture and the documents governing same.

                  1.103. EBITDA. The term "EBITDA" shall mean for any period, for any Person (including consolidated entities), determined in accordance with GAAP, revenues minus expenses (typically referred to as "Income from Operations" by CSLC), plus depreciation, plus extraordinary losses (and any unusual losses arising in or outside the ordinary course of business of such Person not included in extraordinary losses), to the extent included in the calculation of Income from Operations, plus non-cash balance sheet charges taken as a result of asset writedowns, to the extent included in the calculation of Income from Operations, minus extraordinary gains (and any unusual gains arising in or outside the ordinary course of business of such Person not included in extraordinary gains), including, without limitation, asset sales , to the extent included in the calculation of Income from Operations, minus interest income, to the extent included in the calculation of Income from Operations.

                           1.104. EBITDA/Interest Expense Ratio. The term
                  "EBITDA/Interest Expense Ratio" shall mean EBITDA divided by interest expense (excluding interest income in the calculation) as defined by GAAP.

                           1.105. Joint Venture Event. The term "Joint Venture
                  Event" shall mean the occurrence of all of the following: (a) the consummation of the Anticipated Joint Venture Transaction,
                  (b) the purchase by the joint venture of the senior housing facility commonly referred to as "Amberleigh", and (c) the purchase by the joint venture of an additional four (4) senior housing facilities.

                           1.106. Newman Debt. The term "Newman Debt" shall
                  mean, collectively, (i) that certain $9,700,000.00 loan made as of August 15, 2000 by Newman Financial Services, Inc. to Capital Senior Living P-B, Inc. and that certain $10,300,000.00 loan made as of August 15, 2000 by Newman Financial Services, Inc. to Capital Senior Living P-C, Inc., relating to senior housing facilities commonly known as Canton Regency, Towne Centre, Independence Village of East Lansing, Independence Village of Peoria, Independence Village of Raleigh and Independence Village of Winston-Salem, and (ii) any other loan made by Newman Financial Services, Inc. to CSLC or any of its Affiliates which matures on the same date as the debt described in clause (i) of this Section 1.106.

                  (c) Section 5.13(b)(1) is deleted and the following is substituted in lieu thereof:

                           (1) Within 30 days after each month, monthly and
                  year-to-date Financial Statements (including operating statements, census and rent roll) of the operations of the Property, in the form of Exhibit F, certified by an officer of Borrower to be true and correct to the best of the officer's knowledge and belief.

                  (d) The following is added after the second sentence of
         Section 5.15 of the Loan Agreement:

                  Any financial statements reasonably requested by Agent more often than set forth below shall be delivered within seven (7) days following receipt of notice from Agent and shall be accompanied by a Compliance Certificate in the form of Exhibit E.

                  (e) Sections 5.15(a), (b), (d), (e) and (f) are deleted and the following are substituted in lieu thereof:

                  (a) Current Ratio. CSLC shall maintain a minimum Current Ratio of 1.0 to 1.0 at all times. Unless requested more often by Agent, which request must be reasonable, evidence of the Current Ratio shall be submitted quarterly, calculated as of the last day of the calendar quarter being measured. For purposes of this calculation, (i) pre-paid expenses will be classified as non-Current Assets, except that prepaid insurance may be classified as a Current Asset to the extent any debt incurred to finance such insurance is classified as a Current Liability, and (ii) any current portion of the Newman Debt shall be excluded as a Current Liability through April 1, 2002.

                  (b) Tangible Net Worth. CSLC shall maintain a minimum Tangible Net Worth (as defined below) of $85,000,000 at all times. Unless requested more often by Agent, which request must be reasonable, evidence of the Tangible Net Worth shall be submitted quarterly, calculated as of the last day of the calendar quarter being measured.

                  Total Assets                  $
                                                 -------------

                  Less:  Total Liabilities      $
                                                 -------------
                         Intangibles            $
                                                 -------------
                         Goodwill               $
                                                 -------------

                  Equals: Tangible Net Worth    $
                                                 -------------

                  (d) Leverage Ratio.

                           (1) CSLC shall maintain a Leverage Ratio of 0.70 to 1
                  or less at all times. Unless requested more often by Agent, which request must be reasonable, evidence of the Leverage Ratio shall be submitted quarterly, calculated as of the last day of the calendar quarter being measured.

                           (2) Notwithstanding anything to the contrary
                  contained herein, for purposes of calculating the Leverage Ratio, the defined term "Debt" shall include the Debentures and all obligations of any Person under completion of construction guaranties and operating cash flow guaranties, whether or not drawn, and the defined term "Guaranteed Debt" shall include completion of construction guaranties, operating cash flow guaranties and guaranties of the Debentures, whether or not drawn. The Deficit Amount shall be added to the items obtained from the balance sheet of CSLC for purposes of calculating the Leverage Ratio. The term "Deficit Amount" means the actual agreed dollar amount CSLC is obligated to pay as a result of Debt or

                  Guaranteed Debt [as such terms have been modified by this
                  Section 5.15(d)(2)] in the form of completion of construction guaranties, operating cash flow guaranties or guaranties of the Debentures, or, if no dollar amount has been agreed to, the amount identified to Agent or any lender of CSLC or any of its affiliates to be paid by CSLC for the four (4) quarters following the reporting period as a result of Debt or Guaranteed Debt [as such terms have been modified by this
                  Section 5.15(d)(2)] in the form of completion or construction guaranties, operating cash flow guaranties or guaranties of the Debentures.

                  (e) Cash Flow Coverage. The Property shall maintain a minimum Cash Flow Coverage, calculated based on the prior three (3) months of operation, as follows:

                      .8 to 1.0         As of September 30, 2001
                      .9 to 1.0         As of December 31, 2001
                      1.0 to 1.0        As of March 31, 2002
                      1.1 to 1.0        As of June 30, 2002
                      1.2 to 1.0        As of September 30, 2002
                      1.3 to 1.0        As of December 31, 2002 and the end of
                                        each quarter thereafter.

         "Cash Flow Coverage" is a ratio, the first number of which is net income from the normal operations of the Property (without deduction for actual management fees paid or incurred), plus interest expense (to the extent deducted in calculating net income) and allowances for depreciation and amortization of the Property for said period, less (i) the greater of actual capital expenditures for that period or $250 per unit, and (ii) the greater of actual management fees during that period or a five percent (5%) management fee, and the second number of which is an amount equivalent to the sum of (i) interest on the Loan during such period at a rate of interest equal to 2.50% per annum above the Treasury Note Rate and (ii) an amount equivalent to the monthly installment of principal payable under the Loan during such period assuming a 25-year amortization. For purposes of the calculation above, the term "Loan" shall mean the outstanding principal balance of the Loan on the date of determination less any sums held in the Account (as such term is defined in the Pledge Agreement dated July 31, 2001 made by Borrower in favor of Agent) on the date of determination.

                  (f) Liquid Assets. CSLC shall continuously maintain Liquid Assets of at least $6,000,000 at all times. For purposes of calculating Liquid Assets, (i) cash consolidated for accounting purposes that is not owned by CSLC shall be excluded, (ii) cash held in the Account shall be included, and

         (iii) the amount which CSLC and/or its Affiliates is bound to invest in future acquisitions under the terms of the Anticipated Joint Venture Transaction shall be excluded. Unless requested more often by Agent, which request must be reasonable, evidence of the Liquid Assets shall be submitted monthly, within thirty (30) days of month end (and Borrower shall use good faith efforts to deliver such evidence within twenty (20) days of month end), calculated as of the last day of each month being measured. (f) The following is added to Section 5.15:

                  (g) EBITDA/Interest Expense Ratio. CSLC shall maintain an EBITDA/Interest Expense Ratio of not less than 1.2 to 1.0 for the two calendar quarters ending December 31, 2001 and not less than 1.25 to
         1.0 as of the end of each rolling two calendar quarters thereafter. Notwithstanding the foregoing, if the Joint Venture Event shall have occurred prior to March 1, 2002, CSLC shall maintain an EBITDA/Interest Expense Ratio of not less than 1.2 to 1.0 for the two calendar quarters ending December 31, 2001, not less than 1.15 to 1.0 for the two calendar quarters ending March 30, 2002 and two calendar quarters ending June 30, 2002, not less than 1.2 to 1.0 for the two calendar quarters ending September 30, 2002, and not less than 1.25 to 1.0 as of the end of each rolling two calendar quarters thereafter. Notwithstanding the foregoing, if the Joint Venture Event shall have occurred after February 28, 2002 but prior to March 30, 2002, CSLC shall maintain an EBITDA/Interest Expense Ratio of not less than 1.2 to
         1.0 for the two calendar quarters ending December 31, 2001, not less than 1.25 to 1.0 for the two calendar quarters ending March 30, 2002, not less than 1.15 to 1.0 for the two calendar quarters ending June 30, 2002 and the two calendar quarters ending September 30, 2002, not less than 1.2 to 1 for the two calendar quarters ending December 31, 2002 and not less than 1.25 to 1.0 as of the end of each rolling two calendar quarters thereafter. Unless requested more often by Agent, which request must be reasonable, evidence of the EBITDA/Interest Expense Ratio shall be submitted quarterly, calculated as of the last day of the two calendar quarters being measured.

         (g) The following is added to Article 5:

                  5.28. Extension Option. Borrower shall have the right to extend the Maturity Date to July 15, 2003 (the "Extension Period"), subject to the conditions that:

                           (a) Borrower shall have notified Agent in writing of
                  its exercise of such extension on or before January 31, 2002;

                           (b) on the date of such written notice and on the
                  date of commencement of the Extension Period, there shall exist no Event of Default and Borrower shall have submitted to Agent a statement certifying that no event has occurred which with the passage of time or giving of notice, or both, would constitute an Event of Default;

                           (c) such written notice given pursuant to clause (a)
                  above shall be accompanied by a fee in the amount of $10,000;

                           (d) at or before the commencement of the Extension
                  Period, Borrower shall deliver to Agent evidence satisfactory to Agent that the operation of the Project has achieved a Cash Flow Coverage of at least 1.05 to 1.0 for the months of October, November and December, 2001; and

                           (e) upon such extension, Borrower and CSLC shall have
                  executed such documents as Agent deems reasonably appropriate to evidence such extension and shall have delivered to Agent an endorsement to the mortgagee policy of title insurance insuring the lien of the Mortgage, stating that the coverage of such policy has not been reduced or terminated by virtue of such extension.

                  (h) Exhibit E attached to the Agreement is deleted and Exhibit E attached hereto is substituted in lieu thereof.

         5. This Agreement constitutes a Loan Document.

         6. A false or misleading representation by Guarantor in the Consent to Guarantor attached hereto shall constitute an immediate Event of Default.

         7. Bank One, NA is the sole Lender under the Loan Agreement. Accordingly, the terms Lender and Agent may be used interchangeably.

         8. Borrower hereby represents and warrants that (a) Borrower is duly organized and legally existing under the laws of the State of Texas; (b) the execution and delivery of, and performance under this Agreement are within Borrower's power and authority without the joinder or consent of any other party and have been duly authorized by all requisite corporate action and are not in contravention of law or the powers of Borrower's organizational documents; (c) this Agreement constitutes the legal, valid and binding obligations of Borrower enforceable in accordance with its terms, subject to laws regarding creditor's rights and general principles of equity; and (d) the execution and delivery of this Agreement by Borrower do not contravene, result in a breach of or constitute a default under any deed of trust, loan agreement, indenture or other contract, agreement or undertaking to which Borrower is a party or by which

Borrower or any of its properties may be bound (nor would such execution and delivery constitute such a default with the passage of time or the giving of notice or both) and do not violate or contravene any law, order, decree, rule or regulation to which Borrower is subject.

         9. Borrower or Lender, upon request from the other party, agrees to execute such other and further documents as may be reasonably necessary or appropriate to consummate the transactions contemplated herein or to perfect the liens and security interests intended to secure the payment of the Obligations.

         10. Except as provided herein, the terms and provisions of the Loan Documents shall remain unchanged and shall remain in full force and effect. Any modification herein of the Loan Documents, shall in no way affect the security of the Loan Documents for the payment of the Obligations. The Loan Documents as modified and amended hereby are hereby ratified and confirmed in all respects. All references to the Loan Agreement in the Loan Documents shall hereafter refer to the Loan Agreement as modified by this Agreement.

         11. Borrower hereby acknowledges that the liens, security interests and assignments created and evidenced by the Loan Documents are valid and subsisting and further acknowledges and agrees that there are no offsets, claims or defenses to the Obligations or any Loan Documents.

         12. Contemporaneously with the execution and delivery hereof, Borrower shall pay, or cause to be paid, all reasonable costs and expenses incident to the preparation hereof and the consummation of the transactions specified herein, including, without limitation, fees and expenses of legal counsel to Agent and the Lenders.

         13. Borrower hereby releases, remises, acquits and forever discharges Lenders and Agent, together with their employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the "Released Parties"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter accruing, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date hereof, and in any way directly or indirectly arising out of or in any way connected to this Agreement, the Loan Agreement or any other Loan Document, or any of the transactions associated therewith, including specifically but not limited to claims of usury.

         14. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

         15. If any covenant, condition, or provision herein contained is held to be invalid by final judgment of any court of competent jurisdiction, the invalidity of such covenant, condition, or provision shall not in any way affect any other covenant, condition or provision herein contained.

         16. It is expressly agreed by the parties hereto that time is of the essence with respect to this Agreement.

         17. The parties acknowledge and confirm that each of their respective attorneys have participated jointly in the review and revision of this Agreement and that it has not been written solely by counsel for one party. The parties hereto therefore stipulate and agree that the rule of construction to the effect that any ambiguities are to or may be resolved against the drafting party shall not be employed in the interpretation of this Agreement to favor either party against the other.

         18. This Agreement and the rights and duties of the parties hereunder shall be governed for all purposes by the law of the State of Texas and the law of the United States applicable to transactions within said State.

         19. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

         20. Borrower and Agent hereby take notice of and agree to the following:

               A. PURSUANT TO SUBSECTION 26.02(b) OF THE TEXAS BUSINESS AND COMMERCE CODE, A LOAN AGREEMENT IN WHICH THE AMOUNT INVOLVED THEREIN EXCEEDS $50,000 IN VALUE IS NOT ENFORCEABLE UNLESS THE AGREEMENT IS IN WRITING AND SIGNED BY THE PARTY TO BE BOUND OR BY THAT PARTY'S AUTHORIZED REPRESENTATIVE.

               B. PURSUANT TO SUBSECTION 26.02(c) OF THE TEXAS BUSINESS AND COMMERCE CODE, THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO THE LOAN DOCUMENTS SHALL BE DETERMINED SOLELY FROM THE LOAN DOCUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED BY AND MERGED INTO THE LOAN DOCUMENTS.

               C. THE LOAN AGREEMENT, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,

         CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES THERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, this Agreement is executed on the respective dates of acknowledgment, to be effective as of the date first above written.

                               CAPITAL SENIOR LIVING PROPERTIES, INC.,
                               a Texas corporation


                               By:
                                  -------------------------------------------
                                    Name:  David R. Brickman
                                    Title: Vice President


                               BANK ONE, NA, as Agent
                               (Main Office Chicago)


                               By:
                                  -------------------------------------------
                                    Name:  Jeffrey A. Etter
                                    Title: First Vice President

THE STATE OF TEXAS        )
                          )
COUNTY OF DALLAS          )

         This instrument was acknowledged before me on January ____, 2002, by David R. Brickman, Vice President of Capital Senior Living Properties, Inc., a Texas corporation, on behalf of said corporation.


                                   --------------------------------------------
                                   Notary Public, State of Texas

                                   --------------------------------------------
                                             (printed name)

My Commission Expires:

---------------------



THE STATE OF TEXAS        )
                          )
COUNTY OF DALLAS          )

         This instrument was acknowledged before me on January ____, 2002, by Jeffrey A. Etter, First Vice President of Bank One, NA, a national association, on behalf of said association, as Agent.


                                   --------------------------------------------
                                   Notary Public, State of Texas

                                   --------------------------------------------
                                             (printed name)

My Commission Expires:

---------------------

                              CONSENT OF GUARANTOR


         For a valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CAPITAL LIVING SENIOR CORPORATION, the Guarantor (herein so called) under that certain Unlimited Guaranty (herein so called) dated March 28, 2000 hereby consents to and acknowledges the Fourth Modification Agreement to which this Consent is attached and hereby declares to and agrees with Lender that all of the obligations of the Guarantor under the Unlimited Guaranty are and shall be unaffected by said transactions and that the Unlimited Guaranty is hereby ratified and confirmed in all respects.

         Guarantor hereby represents, warrants and covenants to Agent that (i) in connection with reports submitted for the quarter ending September 30, 2001, it has and in the future it will calculate the Leverage Ratio and add the "Deficit Amount" to the items obtained from the balance sheet for purposes of calculating the Leverage Ratio in the manner set forth in Section 5.15(d) of the Loan Agreement, and (ii) Guarantor shall not in the future incur any additional Debt or Guaranteed Debt (as such terms are modified by Section 5.15(d)(2) of the Loan Agreement) that, when aggregated with the current leverage levels, will exceed the Leverage Ratio of .70 to 1.0. Guarantor acknowledges that Agent is relying on the representations, warranties and covenants made herein by Guarantor in executing the Agreement.

         Executed on the date of acknowledgment, to be effective as of January ____, 2002.

                              CAPITAL SENIOR LIVING CORPORATION,
                              a Delaware corporation



                               By:
                                  ------------------------------------------
                               Name:
                                    ----------------------------------------
                               Title:
                                     ---------------------------------------

THE STATE OF TEXAS        )
                          )
COUNTY OF DALLAS          )

         This instrument was acknowledged before me on January ____, 2002, by _______________________, _____________ of Capital Senior Living Corporation, a
Delaware corporation, on behalf of said corporation.



                                   --------------------------------------------
                                   Notary Public, State of Texas

                                   --------------------------------------------
                                             (printed name)

My Commission Expires:

---------------------

                                   EXHIBIT E

                             COMPLIANCE CERTIFICATE




Bank One, Texas, N.A., as Agent
1717 Main Street
Dallas, Texas  75201
Attn:  Health Care Lending

RE: 1999 Amended and Restated Loan Agreement dated April 8, 1999 (as modified from time to time, the "Loan Agreement"), by and between Bank One, Texas, N.A., as Agent, Lenders (as defined in the Loan Agreement), and Capital Senior Living Properties, Inc., as Borrower

The undersigned financial officers of Borrower and CSLC, each hereby certifies that for the quarterly financial period ending _____________:

         1.       No Event of Default has occurred or exists except

         2.       The Current Ratio of CSLC (Section 5.15(a)) is _______ to 1.0.

         3.       The Tangible Net Worth of CSLC (Section 5.15(b)) is
                  $___________.

         4.       The Loan to Value Ratio (Section 5.15(c)) is _______ to 1.0.

         5.       The Leverage Ratio (Section 5.15(d)) is _______ to 1.0.

         6. The Cash Flow Coverage of the Property (Section 5.15(e)) is _______ to 1.0.

         7.       Liquid Assets (Section 5.15(f)) of CSLC are $_______________.

         8.       The EBITDA/Interest Expense Ratio (Section 5.15(g)) is ____ to
                  1.0.

         9. All representations and warranties contained in the Loan Agreement and other Loan Documents are true and correct in all material respects as though given on the date hereof, except
                  ______________________________.

         10. All information provided herein is true and correct. The manner of calculation of each of the above is attached.

         11. Capitalized terms not defined herein shall have the meanings given to such terms in the Loan Agreement.


                                       CAPITAL SENIOR LIVING PROPERTIES, INC.,
                                       a Texas corporation



                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------



                                       CAPITAL SENIOR LIVING CORPORATION,
                                       a Delaware corporation



                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


Dated this _____ day of ____________________, ____.